SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

May 2, 2005
(Date of report)

Ventures-National Incorporated
(Exact Name of Registrant as Specified in its Charter)

Utah      000-32847    87-0433444
(State of Incorporation)     (Commission File Number)    (IRS Employer ID)

44358 Old Warm Springs Boulevard
Fremont, California 94538
(Address of principle executive offices)

(510) 824-1200
(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Copies to:
Gregory Sichenzia, Esq.
Sichenzia Ross Friedman Ference LLP
1065 Avenue of the Americas
New York, New York 10018
Phone: (212) 930-9700
Fax: (212) 930-9725

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2. below):

/_/ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

/_/ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

/_/ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

/_/ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Principal Officers, Election of Directors, or Appointment of Principal Officers

On May 2, 2005, the Company appointed David Marks as Chairman of the Company. Mr. Marks has been a director of the Company since August 2002. Mr. Marks previously served as Chairman of the Company from August 2002 to May 2003. Since November 2004, Mr. Marks has been a director and Chairman of Thomas Equipment, Inc., a company engaged in the manufacture and distribution of skid steer and excavating equipment, as well as pneumatic and hydraulic components and systems for the industrial market. Since 1994, Mr. Marks has served as the Trustee of the Irrevocable Children's Trust, Irrevocable Children's Trust No.2 and Phoenix Business Trust, where he oversees all trust investments, with responsibilities that begin pre-acquisition and extend through ownership and disposition. Mr. Marks received a B.S. in economics from the University of Wisconsin in 1990.

SIGNATURE

Pursuant to the requirements of Section 13 or 15(d) of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the Undersigned, thereunto duly authorized.

VENTURES-NATIONAL INCORPORATED

Date: May 5, 2005	By:	/s/ Daniel D. Guimond
Daniel D. Guimond
Title Chief Financial Officer